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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1993 Stock Option Plan, the 1996 Stock Incentive Plan for Key Employees, the Employee Stock Purchase Plan and the Non-Employee Director Stock Option Plan of Mechanical Dynamics, Inc. of our report dated January 26, 2001, with respect to the financial statements of ESTECH Corporation included in the Form 8-K/A filed by Mechanical Dynamics, Inc.




                                                                   ERNST & YOUNG


Tokyo, Japan
March 2, 2001